This document consists of 16 pages, of which this page is number 1. The Index to Exhibits is on page 7.

           As filed with the Securities and Exchange Commission on May 21, 1996
                                                 Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ----------------

                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                      RETIX
             (Exact name of Registrant as specified in its charter)

               CALIFORNIA                             95-3948704
      (State of incorporation)            (I.R.S. Employer Identification No.)

                               2401 COLORADO AVENUE
                          SANTA MONICA, CALIFORNIA 90404
                     (Address of principal executive offices)

                                ----------------

                       1995 EXECUTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                                ----------------

                                  M. Y. STEPHAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                     RETIX
                              2401 COLORADO AVENUE
                        SANTA MONICA, CALIFORNIA 90404
                               (310) 828-3400
(Name, address and telephone number, including area code, of agent for service)

                                ----------------

                                    Copy to:

                              ELIAS J. BLAWIE, ESQ.
                             DAVID M. JARGIELLO, ESQ.
                                Venture Law Group
                                2800 Sand Hill Road
                           Menlo Park, California 94025
                                  (415) 854-4488

                                Page 1 of 16 Pages
                             Exhibit Index on Page 7

- -------------------------------------------------------------------------------
                (Calculation of Registration Fee on following page)

                          CALCULATION OF REGISTRATION FEE

                                                         Proposed        Proposed
                                                          Maximum         Maximum
                                          Maximum         Offering       Aggregate      Amount of
                                        Amount to be     Price Per        Offering    Registration
 Title of Securities to be Registered   Registered(1)     Share            Price           Fee
 ------------------------------------  ---------------  ------------  ---------------  --------------
 1995 EXECUTIVE STOCK OPTION PLAN
Common Stock, $.01 par value  . . . . .    1,000,000     $9.5625(2)    $9,562,500.00   $3,297.41

- ----------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 17, 1996. The shares of Common Stock issued upon exercise of options granted under the referenced plan are registered hereby. See Item 7 below ("Exemption from Registration Claimed").

                                        PART II
                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on November 5, 1991, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

     Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

     Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

     Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     On January 30, 1996, the Registrant issued 750,000 shares of its Common Stock at a purchase price of $2.14 per share and on March 18, 1996 the Registrant issued 250,000 shares of its Common Stock at a purchase price of $3.98 per share (collectively, the "Restricted Shares") to M. Y. Stephan, the Registrant's President and Chief Executive Officer. The Restricted Shares were issued upon exercise of options granted to Mr. Stephan under the 1995 Executive Stock Option Plan. The Restricted Shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions by the Registrant not involving any public offering. Mr. Stephan represented his intentions to acquire the Restricted Shares for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the Restricted Shares. Mr. Stephan had adequate access to information about the Company through his relationship therewith.

     Item 8.   EXHIBITS.

     Exhibit
     Number
    --------
      5.1      Opinion of Venture Law Group, a Professional  Corporation.
     23.1      Consent of Venture Law Group, a Professional  Corporation
                (included in Exhibit 5.1).
     23.2      Consent of Independent Auditors (see p. 6).
     24.1      Powers of Attorney (see p. 5).
     99.1      Prospectus

     Item 9.        UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          [Signature Pages Follow]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Retix, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this May 21, 1996.

                                       RETIX

                                       By:    /s/ M. Y. Stephan
                                           ---------------------------------
                                              M. Y. Stephan, President and
                                                Chief Executive Officer
                            POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Y. Stephan and Steven Waszak, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                    Date
- -------------------------    -----------------------    ----------------------

   /s/ M. Y. Stephan        Chairman, President, Chief         May 21, 1996
- ------------------------    Executive Officer
 (M. Y. Stephan)            (Principal Executive Officer)
                            and Director

   /s/ Steven Waszak        Vice President, Finance and        May 21, 1996
- ------------------------    Administration and Chief
  (Steven Waszak)           Financing Officer (Principal
                            Financial and Accounting Officer)

    /s/ Jeffrey Drazan      Director                           May 21, 1996
- ------------------------
   (Jeffrey Drazan)

   /s/ Neil Hynes           Director                           May 21, 1996
- ------------------------
    (Neil Hynes)

   /s/ Craig W. Johnson     Director                           May 21, 1996
- ------------------------
   (Craig W. Johnson)

 /s/ Gilbert P. Williamson  Director                           May 21, 1996
- ------------------------
 (Gilbert P. Williamson)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Retix on Form S-8 of our report dated February 12, 1996, appearing the Annual Report on Form 10-K of Retix for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Los Angeles, California
May 17, 1996

     INDEX TO EXHIBITS

    Exhibit                                                       Page
    Number                                                         No.
   ---------                                                    -------
      5.1    Opinion of Venture Law Group, a Professional
              Corporation                                           8
                                                                -------
     23.1    Consent of Venture Law Group, a Professional
              Corporation (included in Exhibit 5.1)                 8
                                                                -------
     23.2    Consent of Independent Auditors (see p. 6).            6
                                                                -------
     24.1    Powers of Attorney (see p. 5).                         5
                                                                -------
     99.1    Prospectus                                             9
                                                                -------